PROMISSORY NOTE

$100,000 **11/23/09**

FOR VALUE RECEIVED, the undersigned, **Yasheng Eco-Trade Corporation** of **1061 ½ n Spaulding, West Hollywood, CA 90046, CA** promises to pay to the order of **Kobi Loria (Del Sole Doors Inc)**, at **Lender's Address** or such other place as the holder may designate in writing to the undersigned, the principal sum of **$100,000**, together with interest thereon from date hereof until paid, at the rate of **12% Interest Rate** per annum as follows: **One Payment** in the amount of **$100,000 on 3/31/2010 plus the accrued interests to Lender**. The entire principal and accrued interest amount shall be repaid on **3/312010.**

Payments shall be applied first to accrued interest and the balance to principal. All or any part of the aforesaid principal sum may be prepaid at any time and from time to time without penalty. Notwithstanding the foregoing, no such prepayment may be made prior to **12/31/2009**. In the event of any default by the undersigned in the payment of principal or interest when due or in the event of the suspension of actual business, insolvency, assignment for the benefit of creditors, adjudication of bankruptcy, or appointment of a receiver, of or against the undersigned, the unpaid balance of the principal sum of this promissory note shall at the option of the holder become immediately due and payable and the amount then due shall accrue interest until payment at the rate of eighteen percent (18%) per annum or the highest rate permitted by law, whichever is less.

Conversion - Each dollar of note shall be convertible at the election of the holder into share of Common Stock based on conversion ratio that shall be valued at 95% of the volume-weighted average price (VWAP) for the 5 trading days immediately preceding the conversion notice.

The maker and all other persons who may become liable for the payment hereof severally waive demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, and any and all lack of diligence or delays in collection which may occur, and expressly consent and agree to each and any extension or postponement of time of payment hereof from time to time at or after maturity or other indulgence, and waive all notice thereof. In case suit or action is instituted to collect this note, or any portion hereof, the maker promises to pay such additional sum, as the court may adjudge reasonable, attorneys' fees in said proceedings.

This note is made and executed under, and is in all respects governed by, the laws of the State of **California**.

Yasheng Eco-Trade Corporation

By: Yossi Attia, Company CEO